Exhibit (a)(5)(c)

Filed by C&D Technologies, Inc.

Pursuant to Rule 425 under the Securities Act of

1933 and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934.

Subject Company:   C&D Technologies, Inc.

Commission File No.:   1-9389

Press Release

C&D TECHNOLOGIES ANNOUNCES ADJOURNMENT OF STOCKHOLDER

MEETING AND EXTENSION OF EXCHANGE OFFER

— Special Stockholder Meeting Adjourned Until 3.00 PM EST on December 20, 2010 —

— Exchange Offer to Expire at 11:59 PM EST on December 20, 2010 —

BLUE BELL, Pa., December 13, 2010 - C&D Technologies, Inc. announced today that it has adjourned a special meeting of stockholders, which had been called in order to approve the exchange offers for its outstanding 5.25% Convertible Senior Notes due 2025 and 5.50% Convertible Senior Notes due 2026 in exchange for shares of the Company’s common stock and certain amendments to the Company’s certificate of incorporation in connection with the exchange offers until 3:00 PM EST on Monday, December 20, 2010 at the corporate offices of C&D located at 1400 Union Meeting Road, Blue Bell, Pennsylvania.

Dr Jeffrey Graves, President and Chief Executive Officer said “the special meeting previously scheduled in connection with our financial restructuring was adjourned today to provide additional time to secure a quorum for the meeting. Given the voting timeline for the exchange was very compressed, an adjournment of the meeting to provide our stockholders additional time to submit their votes was considered the appropriate course of action.”

The proposals to be voted on by the stockholders of the Company at the adjourned special meeting are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2010. Stockholders of record at the close of business on October 18, 2010 will be entitled to notice of and to vote at the meeting. Instructions for how to vote by proxy at the meeting, even if a stockholder is unable to attend the meeting, are included in the definitive proxy statement. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH PROPOSAL INCLUDED IN THE DEFINITIVE PROXY STATEMENT.

Stockholders that have any questions or need assistance in voting their shares should call MacKenzie Partners, Inc., the Company’s proxy solicitor, toll-free at (800) 322-2885 or collect at (212) 929-5500.

Additionally, the Company has extended the expiration time of the exchange offers and the solicitation period for acceptances under the prepackaged plan of reorganization until 11:59 PM EST on Monday, December 20, 2010. Validly tendered Notes may be validly withdrawn at any time prior to the expiration time.

The exchange offers are subject to and described more fully in the Company’s effective Registration Statement on Form S-4 filed with the SEC on November 30, 2010.

Solicitation Participants

C&D Technologies and its directors, executive officers and certain other members of management and employees may be soliciting proxies from its stockholders in favor of the proposals to be voted on at the special stockholder meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the C&D stockholders in connection with the exchange offer are set forth in the definitive proxy statement filed with the SEC on November 30, 2010. You can find information about C&D’s executive officers and directors in its definitive proxy statement filed with the SEC on May 7, 2010. You can obtain free copies of these documents from C&D Technologies using the contact information below.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies’ engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, Pennsylvania. For more information about C&D Technologies, visit http://www.cdtechno.com.

Additional Information

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. C&D’s exchange offer of shares of its common stock in exchange for outstanding Notes has commenced, but the solicitation and the offer to exchange such notes will only be made pursuant to the tender offer statement, including information incorporated from the Registration Statement on Form S-4 filed by C&D Technologies with the SEC on November 30, 2010, on Schedule TO filed with the SEC on October 21, 2010, as amended by filings with the SEC on November 9, 2010 and November 23, 2010. NOTEHOLDERS SHOULD READ ALL OF THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The proxy statement filed by C&D Technologies with the SEC on November 30, 2010 may be obtained free of charge: at the website of the SEC at www.sec.gov; from the information agent named in the tender offer materials; or on the “Investor Relations” portion of C&D Technologies, Inc.’s website at www.cdtechno.com. STOCKHOLDERS SHOULD READ THE DEFINITIVE PROXY STATEMENT CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING OF STOCKHOLDERS THAT HAS BEEN ADJOURNED UNTIL DECEMBER 20, 2010 BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Noteholders and stockholders will be able to obtain the registration statement on form S-4, the tender offer statement on Schedule TO and related materials with respect to the exchange offer, free of charge: at the website of the SEC at www.sec.gov; from the information agent named in the tender offer materials; or on the “Investor Relations” portion of C&D Technologies, Inc.’s website at www.cdtechno.com.

Epiq Bankruptcy Solutions, LLC (“Epiq”) is serving as exchange agent and information agent for the exchange offer and as tabulation agent for the solicitation of the prepackaged bankruptcy plan.

Holders of Notes with questions regarding the tender and exchange process or voting on the prepackaged plan of reorganization should contact Epiq at (646) 282-2400 or at (866) 734-9393 (toll free).

Stockholders or Noteholders with questions regarding the tender and exchange process or voting at the special stockholder meeting may also contact the Company by contacting Ian Harvie, Senior Vice President and Chief Financial Officer at (215) 619-7835.

Forward-looking Statements:

This press release contains forward-looking statements, which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, updated to reflect certain subsequent events as detailed in the Current Report on Form 8-K, filed on October 20, 2010, which should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2010, including the risk factors contained therein. We caution you not to place undue reliance on these forward-looking statements. Further, factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the following: the Company’s inability to consummate the exchange offer or voluntary prepackaged plan of reorganization.